EXHIBIT 10.07







                              THIS DOCUMENT

                              REPRESENTS A

                            LICENSE AGREEMENT


                                 BETWEEN


                             EURECTEC, INC.
                      A WHOLLY OWNED SUBSIDIARY OF

                         THE QUANTUM GROUP, INC.
                                LICENSOR

                                  AND

                     ATLANTA RUBBER RECYCLING, INC.
                                LICENSEE

                          FOR THE TERRITORY OF

                                FLORIDA



                          DATE : MAY 20, 1996

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TABLE OF CONTENTS
I.   DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . 5
1.1  Business Day. . . . . . . . . . . . . . . . . . . . . . . . . . 5
1.2  Confidential Information. . . . . . . . . . . . . . . . . . . . 5
1.3  Dollars (CAN) or "$CAN" . . . . . . . . . . . . . . . . . . . . 5
1.4  Dollars (US) or "$US" . . . . . . . . . . . . . . . . . . . . . 5
1.5  Effective Date. . . . . . . . . . . . . . . . . . . . . . . . . 5
1.6  Licensed Technology . . . . . . . . . . . . . . . . . . . . . . 6
1.7  Net Revenues. . . . . . . . . . . . . . . . . . . . . . . . . . 6
1.8  Patents . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
1.9  Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
1.10 Plant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
1.11 Technical Information . . . . . . . . . . . . . . . . . . . . . 6
1.12 Territory . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
1.13 Trademarks. . . . . . . . . . . . . . . . . . . . . . . . . . . 6

II.  GRANT OF RIGHTS AND LICENCES. . . . . . . . . . . . . . . . . . 6

2.1  Use of Patents. . . . . . . . . . . . . . . . . . . . . . . . . 7
2.2  Construction of Plants. . . . . . . . . . . . . . . . . . . . . 7
2.3  Use of Technical Information. . . . . . . . . . . . . . . . . . 7
2.4  Right to Use Trademarks . . . . . . . . . . . . . . . . . . . . 7
2.5  Quality Control . . . . . . . . . . . . . . . . . . . . . . . . 8
2.6  Right to Sublicense . . . . . . . . . . . . . . . . . . . . . . 8
2.7  No Rights by Implication. . . . . . . . . . . . . . . . . . . . 8
2.8  Non-Competition . . . . . . . . . . . . . . . . . . . . . . . . 8

III. OBLIGATIONS OF EURECTEC . . . . . . . . . . . . . . . . . . . . 8

3.1  Training and Technical Assistance . . . . . . . . . . . . . . . 9
3.2  Additional Services . . . . . . . . . . . . . . . . . . . . . . 9

IV   COMPENSATION PAYABLE TO EURECTEC. . . . . . . . . . . . . . . .10

4.1  Licensing Fee and Royalty . . . . . . . . . . . . . . . . . . .10
4.2  Contents of Licensee's Reports. . . . . . . . . . . . . . . . .11
4.3  Payments Accompany Licensee's Reports . . . . . . . . . . . . .11
4.4  Minimum Royalty . . . . . . . . . . . . . . . . . . . . . . . .11
4.5  Payments of Royalties and Other Amounts . . . . . . . . . . . .11
4.6  Licensee's Books and Records. . . . . . . . . . . . . . . . . .12
4.7  Eurectec's Right to Audit . . . . . . . . . . . . . . . . . . .12
4.8  Audit Information Confidential. . . . . . . . . . . . . . . . .12
4.9  Licensee's Reports Conclusively Correct . . . . . . . . . . . .12

V    INVENTIONS. . . . . . . . . . . . . . . . . . . . . . . . . . .12

5.1  Disclosure Inventions . . . . . . . . . . . . . . . . . . . . .12

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5.2  Right to Use Inventions . . . . . . . . . . . . . . . . . . . .12
5.3  Registering Patents on Inventions . . . . . . . . . . . . . . .12
5.4  Registering Patents in the Territory. . . . . . . . . . . . . .13

VI   CONFIDENTIAL INFORMATION. . . . . . . . . . . . . . . . . . . .13

6.1  Confidentiality Maintained. . . . . . . . . . . . . . . . . . .13
6.2  Information in Connection with Sale . . . . . . . . . . . . . .13
6.3  Liability for Disclosure. . . . . . . . . . . . . . . . . . . .13

VII  WARRANTIES. . . . . . . . . . . . . . . . . . . . . . . . . . .14

7.1  Warranties. . . . . . . . . . . . . . . . . . . . . . . . . . .14

VIII TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . .14

8.1  Term of Agreement . . . . . . . . . . . . . . . . . . . . . . .14
8.2  Termination . . . . . . . . . . . . . . . . . . . . . . . . . .14
8.3  After Termination . . . . . . . . . . . . . . . . . . . . . . .15
8.4  Payment Obligations Continue. . . . . . . . . . . . . . . . . .15
8.5  No Damages for Termination. . . . . . . . . . . . . . . . . . .15
8.6  Sub-Licenses not to be Terminated . . . . . . . . . . . . . . .15
8.7  Sub-Licensees Rights if Licensee Terminated . . . . . . . . . .15

IX   REPRESENTATIONS, WARRANTIES & COVENANTS OF EURECTEC . . . . . .15

9.1  Ownership of Licensed Technology. . . . . . . . . . . . . . . .15
9.2  No Conflicting Agreements . . . . . . . . . . . . . . . . . . .16

X    MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . .16

10.1 Assignments . . . . . . . . . . . . . . . . . . . . . . . . . .16
10.2 Governing Law . . . . . . . . . . . . . . . . . . . . . . . . .16
10.3 Arbitration . . . . . . . . . . . . . . . . . . . . . . . . . .16
10.4 Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . . .17
10.5 Non Circumvention . . . . . . . . . . . . . . . . . . . . . . .17
10.6 No Other Relationship . . . . . . . . . . . . . . . . . . . . .17
10.7 Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . .17
10.8 Entire Understanding. . . . . . . . . . . . . . . . . . . . . .17
10.9 Invalidity. . . . . . . . . . . . . . . . . . . . . . . . . . .18
10.10  Amendments. . . . . . . . . . . . . . . . . . . . . . . . . .18
10.11  Fees Payable. . . . . . . . . . . . . . . . . . . . . . . . .18
10.12  Responsibility for Taxes. . . . . . . . . . . . . . . . . . .18
10.13  Survival of Contents. . . . . . . . . . . . . . . . . . . . .18
10.14  Table of Contents and Headings. . . . . . . . . . . . . . . .19
10.15  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . .19
10.16  Feasibility . . . . . . . . . . . . . . . . . . . . . . . . .19

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
LICENSE AGREEMENT

This License Agreement is made and entered into on this day : May 20, 1996 by and between Eurectec, Inc., of 3901 McArthur Boulevard, Suite # 200, Newport Beach, California 92660 and Atlanta Rubber Recycling, Inc.
     ________________________________________________________________

WHEREAS, Eurectec possesses certain intellectual and industrial property rights with respect to tire recycling and recovery processes from Cisap S.p.A. and other recycling technologies ; and

WHEREAS, Eurectec under the terms of its agreement with Cisap S.p.A. Italy, is willing to grant, and LICENSEE/sub licensee desires to receive, the
right to use such rights in :   Florida

in accordance with the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and mutual promises, terms and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties do hereby agree as follows :

I. DEFINITIONS

As used herein, the following terms shall have the following definitions.

1.1 Business Day. "Business Day" shall mean a day on which banks are open for business in Los Angeles, California, U.S.A.

1.2 Confidential Information. "Confidential Information" shall mean that part of the Technical Information which is not publicly known.

1.3 Dollars (Can). "Dollars (Can)" shall mean the lawful money of Canada in immediately available funds.

1.4 Dollars (US) or "$US". "Dollars (US)" or "$US" shall mean the lawful money of the United States of America in immediately available funds.

1.5 Effective Date. "Effective Date" shall mean the later of (a) the date on which EURECTEC executes this Agreement, (b) the date on which LICENSEE executes this Agreement and pays the Licensing Fee [4.1 (a)(i)].

1.6 Licensed Technology. "Licensed Technology" shall mean the Patents, Trademarks and Technical Information now in existence.

1.7 Gross Income. "Gross Income" shall mean (a) any and all amounts received by

LICENSEE or its sub licensees in connection with the services rendered and/or products sold from or by Plants which operate in the Territory.

1.8 Patents. "Patents" shall mean all patents and patent applications listed in Exhibit A to this Agreement.

1.9 Payment. "Payment" shall mean a Commercial Letter of Credit or other mutually acceptable and agreed upon payment method.

1.10 Plant. "Plant" shall mean a tire recycling and recovery facility operated pursuant to the rights granted to LICENSEE/sub licensee hereunder.

1.11 Technical Information. "Technical Information" shall mean all currently existing trade secrets , know-how, computer programs (including copyrights in said programs), knowledge, technology, means, methods, processes, practices, formulas, techniques, procedures, technical, assistance, designs, drawings, apparatus, written and oral rectification's of data, specifications, assembly procedures, schematics and other valuable information of whatever nature, whether confidential or not, and whether proprietary or not, which are necessary to allow someone reasonably skilled in the industry to construct, use, service and test a Plant.

1.12 Territory."Territory" shall mean :  Florida


1.13 Trademarks. "Trademarks" shall mean any and all trademarks, trade names, service marks and other commercial symbols either listed in Exhibit C to this Agreement or else which EURECTEC may from time to time designate to be included within this definition by written notice to LICENSEE/sub licensee. Once included in this definition, such trademarks, trade names, service marks and other commercial symbols shall not be removed from this definition without the mutual agreement of the parties hereto.

II. GRANT OF RIGHTS AND LICENSES

Subject to all of the terms and conditions set forth in this Agreement:

2.1 Use of Patents. EURECTEC hereby grants to LICENSEE an exclusive right and license during the term of this Agreement to practice the Technology in order to use and operate Plants and/or sell equipment in the Territory. LICENSEE shall not use or operate Plants or sell equipment outside the Territory. LICENSEE shall not use or operate Plants or sell equipment outside the Territory. EURECTEC or CISAP shall not use/ or operate Plants or sell equipment inside the Territory.

2.2 Construction of Plant(s)

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     Pursuant to the presentation to EURECTEC for approval of otherwise completed sub-license agreements and/or otherwise completed contracts for the construction and operation of plants by LICENSEE/sub licensee, EURECTEC will test successfully and disassemble and package safely for shipment, complete equipment and machinery as described in the said agreements or contracts. (EXHIBIT B) All other costs of shipping, duties, taxes and licences shall be borne by the sub-licensee or by LICENSEE according to the agreement between LICENSEE and the sub-licensee.

2.3 Use of Technical Information.

     (a) EURECTEC grants to LICENSEE an exclusive right and license during the term of this Agreement to use the Technical Information in the Territory in connection with EURECTEC's exercise of its rights and licenses granted in Paragraph 2.1 above.

     (b) As soon as practicable after the Effective Date, but in no event later than (60) days after the Effective Date, EURECTEC shall provide to LICENSEE/sub licensee, at no additional costs to LICENSEE/sub licensee, all of the Technical Information.

2.4 Right to Use Trademarks. LICENSEE/sub licensee shall use each of the Trademarks on an exclusive basis in connection with the use, operation and promotion of Plants hereunder, provided, however, that LICENSEE/sub licensee shall give EURECTEC thirty (30) days prior written notice before using any Trademark for the first time in a particular location in the Territory. LICENSEE/sub licensee may also use other trademarks, trade names, service marks and commercial symbols of its own choosing in connection with the use, operation and promotion of Plants hereunder.

2.5 Quality Control.

     (a) In order to comply with EURECTEC's quality control standards, LICENSEE/SUB LICENSEE shall :

     (i) maintain the quality of each plant by adhering to those specific quality control standards that EURECTEC may from time to time promulgate and communicate to LICENSEE with respect to such Plant ;

     (ii) use the Trademarks prominently on the Plant(s) and documentation relating to the Plant(s), and in compliance with all relevant laws and regulations;

     (iii) accord EURECTEC the right to inspect each Plant during normal business hours, without prior advance notice, to confirm that LICENSEE's use of such Trademarks is in compliance with this provision.


2.6 Right to Sub license. LICENSEE shall have the right to sub license any of the



rights and licenses granted hereunder without the prior consent of EURECTEC, so long as : (a) each sub licensee agrees in writing to be bound by all of the terms and conditions contained in this Agreement; and (b) EURECTEC is provided with a copy of each such agreement within ten (10) days after it is executed. LICENSEE hereby guarantees that each of its sub licensees shall comply with the terms contained in this Agreement.

2.7 No Rights by Implication. No rights or licenses with respect to Licensed Technology are granted or deemed granted hereunder or in connection herewith, other than those rights or licenses expressly granted in this Agreement.

2.8 Non-Competition. During the term of this Agreement , LICENSEE/sub licensee shall not engage in any negotiations with third parties with a view towards or engage in the manufacture of any device which may be employed to recycle or otherwise recover tires if such device could reasonably be considered to be in competition with the EURECTEC processes described in this Agreement; neither shall EURECTEC or CISAP shall negotiate or conclude any agreement with any other party to construct or operate a Plant or Plants within the Territory while this Agreement is in effect.

III. OBLIGATIONS OF EURECTEC

3.1 Training & Technical Assistance.

     (a) To assist LICENSEE/sub licensee in exercising its rights hereunder, EURECTEC agrees to provide sufficient man-days of training and technical assistance each calendar year (beginning in the year of the Effective date) to LICENSEE/sub licensee and its employees anywhere in the Territory, so that LICENSEE/sub licensee will be able to use the Licensed Technology to its full potential. Such training and assistance shall be rendered by EURECTEC at no additional charge to LICENSEE/sub licensee, except for expenses to be reimbursed to EURECTEC as provided in Paragraph 3.1(c) below.

     (b) To the extent LICENSEE/sub licensee requests such training and technical assistance in excess of the man-days provided in Paragraph 3.1
(a) above, EURECTEC shall be paid a per diem amount to be negotiated between the parties before such assistance and training is provided and which shall be paid before such assistance and training is rendered; provided that EURECTEC's representatives are then able to provide such training and technical assistance.

     (c) Travel costs, lodging, meals and all related expenses incurred by EURECTEC in connection with sending representatives into the Territory pursuant to this Paragraph 3.2 (a) or (b) shall be paid for in full by the LICENSEE/sub licensee.

3.2 Additional Services.

     (a) EURECTEC shall use its reasonable efforts to provide LICENSEE/sub licensee with any and all additional assistance reasonably requested by LICENSEE/sub


licensee, including without limitation; producing technical, sales, advertising and other reports and information for LICENSEE/sub licensee which LICENSEE/sub licensee believes might be useful in promoting the Plants; assisting LICENSEE/sub licensee in attempting to obtain from third parties technical information, drawings, plans, specifications and other data which are not proprietary to EURECTEC and which EURECTEC does not otherwise have the right to use, in order to enable LICENSEE/sub licensee to respond to requests of any potential customer, assisting LICENSEE/sub licensee in responding to technical inquiries from potential customers of the Plants; and assisting LICENSEE/sub licensee in the testing of Plants and in the further development of test equipment

     (b) EURECTEC shall bill LICENSEE/sub licensee for any such additional services at prices to be agreed in advance by the parties hereto. EURECTEC shall not commence performance of any part of any services hereunder until such prices are established in writing by the parties hereto.

     (c) Such services shall be invoiced in Dollars (US) monthly by EURECTEC. Payment shall be due within thirty (30) days after EURECTEC's receipt of each of EURECTEC's invoices therefor, and shall otherwise be paid in accordance with Paragraph 4.5 hereof.

IV. COMPENSATION PAYABLE TO EURECTEC

4.0 Minimum Equipment Purchase - LICENSEE agrees to purchase the equipment package under Exhibit B, or equipment of similar value, within ( 90 ) days of signing this Agreement and five (5) additional C6000 granulator during the following five (5) years or sooner.

4.1 Licensing Fee & Royalty

     (a) LICENSEE agrees to pay EURECTEC, for the rights granted to LICENSEE under paragraphs 2.1, 2.2, 2.3(a) and 2.4 above and for the services to be rendered by EURECTEC under paragraphs 2.3 (b) and 3.1 (a) above; and in addition, upon completion of each sub-licensing agreement secured and negotiated by LICENSEE:

     (i) A Fee equal to the total amount of items supplied as per;

          Exhibit A - Price List of all Fees, Disbursements and Miscellaneous Costs; and
          Exhibit B - Price List of all machinery, equipment, supplies and material. The items supplied to be mutually agreed upon by EURECTEC and the LICENSEE except for those items in Exhibits A &
          B which are indicated as non-negotiable and which must, in any case, be included. Payment of the Fee indicated in Exhibit A as "Licensing Fee" shall, subject to the signing of this Agreement by both parties, initiate this Agreement. Signed copies of Exhibits A & B shall constitute part of this Agreement, however, the signing of these Exhibits may, by mutual agreement, be made subsequent to the signing of this main part and shall not delay the Effective date of this Agreement as per para. 1.5.

     (ii) a continuing royalty equal to Five per cent (5%) of the Gross Income from all Plants operated by the LICENSEE (re 1.7)

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     (iii) a continuing royalty equal to Five per cent (5%) of the Gross
Income from all Plants by sub-Licensees of the LICENSEE (re 1.7)

4.2 Contents of LICENSEE's Reports. LICENSEE shall deliver to EURECTEC within ninety (90) days after the end of each Payment Period, starting on the Effective Date and every 90 days thereafter, a written report describing, for the applicable Payment Period; (a) the number of Plants operated by LICENSEE and its sub licensees during such Payment Period; (b) the Gross Income for each Plant during the Payment Period ; and (c) the total royalty due on such Gross Income under Paragraph 4.1(a)(iii) hereof.

4.3 Payments Accompany LICENSEE's Reports. Each report for a payment Period required in Paragraph 4.2 hereof shall be accompanied by a full payment to EURECTEC of the royalties payable under Paragraph 4.1(a)(iii) hereof from the Gross Income described in Paragraph 4.2 above.

4.4 Minimum Royalty.

     (a) No minimum royalty shall apply, however, the LICENSEE/sub licensee is required to operate and maintain the Plant or Plants in the Territory at a level of production that shall reasonably be held comparable to other plants operating under similar operating and market conditions.

4.5 Payments of Royalties and Other Amounts.

     (a) All payments under Paragraphs 3.2, 4.3 hereof shall be made in Dollars (US) by wire transfer or other mutually agreed upon method, to such bank or account as EURECTEC may from time to time designate in writing.

     (b) Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, such payment shall be made on the immediately succeeding Business day.

     (c) Payments hereunder shall be considered to be made as of the day on which they are received in EURECTEC's designated bank or account.

     (d) For this agreement to become effective, the Licensee is required to make the initial equipment purchase according to the terms and conditions described in Exhibit "B", concurrently with the signing of this agreement.

4.6 LICENSEE's Books and Records. LICENSEE/sub licensee agrees to make and keep full and accurate books and records in sufficient detail to enable royalties payable hereunder to be determined.


4.7 EURECTEC Right to Audit. On seven (7) day's prior written notice to LICENSEE/sub licensee, EURECTEC and its certified public accountants and other auditors shall have full access to the books and records of LICENSEE and/or any or


all of its sub licensees pertaining to activities under this Agreement and shall have the right to make copies therefrom at EURECTEC's expense. EURECTEC, its certified public accountants and other auditors shall have such access at all reasonable times and from time to time during normal business hours. Prompt adjustment shall be made by the proper party to compensate for any errors or omissions disclosed by such audit.

4.8 Audit Information Confidential. EURECTEC agrees to hold confidential all information learned in the course of any examination of books and records pursuant to Paragraph 4.8 above, except when it is necessary for EURECTEC to reveal such information in order to enforce its rights under this Agreement in court, or similar dispute resolution or enforcement proceeding or action, or except when compelled by law.

4.9 LICENSEE's Reports Conclusively Correct. All quarterly reports and payments not disputed as to correctness by EURECTEC within three (3) years after receipt thereof shall thereafter conclusively be deemed correct for all purposes.

V. INVENTIONS.

5.1 Disclosure Inventions. LICENSEE/sub licensee shall disclose to EURECTEC each Invention of LICENSEE/sub licensee affecting the operation of the Plant(s) or equipment after such Invention is formulated, made or conceived.

5.2 Right to Use Inventions. LICENSEE/sub licensee may use such inventions only if approved in writing by EURECTEC.

5.3 Registering Patents on Inventions. If LICENSEE/sub licensee formulates, makes or conceives a patentable Invention, LICENSEE/sub licensee may apply, at its own expense, for appropriate patent and other registrations of such Invention in any and all jurisdictions in the Territory.

5.4 Registering Patents in the Territory. LICENSEE/sub licensee may register any such patents for use in the Territory at his own expense subject to 5.2.

VI. CONFIDENTIAL INFORMATION

6.1 Confidentiality Maintained. Each party agrees that the other party hereto has a proprietary interest in its Confidential Information. All disclosures to the receiving party, its agency and employees shall be held in strict confidence by such receiving party, its agents and employees, and such receiving party shall disclose the Confidential information only to those of its agents and employees to whom it is necessary in order to carry out their duties as limited by the terms and conditions hereof. The receiving party shall not use the other party's Confidential Information except for the purposes of exercising its rights and carrying out its duties hereunder.

The provisions of this paragraph 6.1 shall also apply to any consultants or subcontractors that the receiving party may engage in connection with its obligations under this Agreement.



6.2 Information in Connection with Sale. EURECTEC hereby grants the LICENSEE the right during the term of this Agreement to distribute to the LICENSEE's sub licensees in connection with the operation of Plants that part of the Technical Information necessary for such sub licensees to use and operate such Plant, even if such information includes some of EURECTEC's Confidential Information, to the extent that Eurectec and the LICENSEE agree that such technical Information is helpful to such sub licensees in order to operate the Plant.

6.3 Liability for Disclosure. Notwithstanding anything contained in this Agreement to the contrary, neither party shall be liable for a disclosure of the other party's Confidential Information if the information is so disclosed;

     (a) was in the public domain at the time it was disclosed by the disclosing party to the receiving party; or

     (b) was independently developed by the receiving party and is so demonstrated promptly upon receipt of the documentation and technology by the receiving party; or

     (c) becomes known to receiving party from a source other than the disclosing party without breach of this Agreement by the receiving party and can be so demonstrated.

VII. WARRANTIES.

7.1 Warranties.

     (a) THE ORIGINAL MANUFACTURER'S WARRANTIES SHALL BE PASSED ON TO THE LICENSEE OR SUB-LICENSEE BY EURECTEC.

     (b) IN NO EVENT SHALL EURECTEC BE LIABLE TO LICENSEE FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS OR LOSS OF USE DAMAGES) ARISING OUT OF THE USE OR OPERATION OF ANY PLANT, EVEN IF EURECTEC HAS BEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR LOSSES.

VIII. TERMINATION.

8.1 Term of Agreement. Unless it is terminated earlier pursuant to the terms of this Article 8, this Agreement shall continue in full force and effect in perpetuity.

8.2 Termination. Upon the occurrence of any of the following events, this Agreement may be terminated by the non breaching party by giving written notice of termination to the breaching party, such termination to be immediately effective upon the giving of such notice of termination. Unless for reasons of force majeure, outside the control of Licensor, Licensee or sub-Licensee.

     (a) the occurrence of a material breach or default as to any obligation hereunder by either party and the failure of such breaching party to promptly

pursue (within thirty (30) days after receiving written notice thereof from the non breaching party) a reasonable remedy designed to cure (in the reasonable judgment of the non-breaching party) such material breach or default; or

     (b) the filing of a petition in bankruptcy, insolvency or reorganization against or by either party, or either party becoming subject to a composition for creditors, whether by law or agreement, or either party going into receivership or otherwise becoming insolvent (for the purposes of this Paragraph 8.2., such party shall be considered to be a breaching party). or

     (c) failure of the LICENSEE to order, accompanied by transferable irrevocable Letter of Credit, the equipment for the first plant to be constructed within the Territory, within ninety (90) days of completion of this Agreement.

8.3 After Termination. If the LICENSEE is the breaching party, all rights to the Territory provided in the Agreement shall revert immediately to EURECTEC.

8.4 Payment Obligations Continue. Upon termination of this Agreement for any reason, nothing shall be construed to release LICENSEE from its obligations to pay EURECTEC any and all royalties or other amounts accrued but unpaid hereunder prior to the date of such termination.

8.5 No Damages for Termination. The parties hereto agree that if either party terminates the other party pursuant to this Article 8, then the termination party shall not be liable form damages or injuries suffered by the other party as a result of that termination.

8.6 Sub-Licensees not to be Terminated. Should this Agreement between LICENSEE and EURECTEC be terminated for any reason, the Agreements with sub-licensees, which have been approved previously by EURECTEC and negotiated and completed by LICENSEE, shall continue in effect and without penalties or requirement of remedies unless such Agreements with sub-licensees are also in default, in which case each sub-licensee agreement shall be treated and considered separately and distinctly by EURECTEC.

8.7 Sub-Licensees Rights of LICENSEE Terminated. Provided the Sub-Licensees are not in breach of this Agreement, they shall retain all rights to operate according to the provisions of this Agreement.

IX. REPRESENTATIONS. WARRANTIES AND COVENANTS OF EURECTEC.

9.1 Ownership of Licensed Technology. EURECTEC hereby represents and warrants to LICENSEE that, to the best of its information and belief, EURECTEC is the lawful owner of the Licensed Technology, free and clear of all security interests, encumbrances, liens, mortgages, licenses or rights of third parties which would impair the licenses and rights granted to LICENSEE hereunder.

9.2 No Conflicting Agreements. EURECTEC hereby represents, warrants and covenants that it has not and will not enter into any agreement with or become subject to any obligation in favor of any third party which might conflict with its obligations hereunder.



X MISCELLANEOUS

10.1 Assignments. Except as provided in Paragraph 2.6 hereof, this Agreement and any and all of the rights and obligations of either party hereunder shall not be assigned, delegated, sold, transferred or otherwise disposed of, by operation of law or otherwise, without the prior written consent of the other party.

This Agreement shall be binding upon, and inure to the benefit of, EURECTEC and LICENSEE and their respective successors and assigns, to the extent such assignments are in accordance with this paragraph 10.1.

10.2 Governing Law. This Agreement shall be governed, interpreted and construed in accordance with the laws of the State of Nevada, United States of America, as such laws are implied to agreements entered into and to be performed entirely within its borders between its residents. In the unlikely event of either party bringing a law suit against the other, each party has the right to litigate against the other under the Laws of the United States .

10.3 Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement or to a breach thereof, including its interpretation, performance or termination, shall be submitted to and finally resolved by arbitration. The arbitration shall be conducted in accordance with the commercial rules of the United Nations Conference on International Trade Law ("UNCITRAL") which shall be administered in London, England (including the rendering of the award) by the London Court of International Arbitration. The arbitration, shall be the exclusive forum for resolving such dispute, controversy or claim. For the purposes of this arbitration, the provisions of this Agreement and all rights and obligations thereunder shall be governed and construed in accordance with the laws of the State of Nevada, United States of America, as such laws are applied to agreements entered into and to be performed entirely within its borders between its residents. The decision of the arbitrators shall be executory, final and binding upon the parties hereto, and the expense of the arbitration (including without limitation the award of attorney's fees to the prevailing party) shall be paid as the arbitrators determine.

10.4 Waiver. A waiver of any breach of any provision of this Agreement shall not be construed as a continuing waiver of other breaches of the same or other provisions of this Agreement.

10.5 Non-Circumvention. In the event that LICENSEE or any of its designated agents shall introduce any other person or persons, company or corporation to the EURECTEC Patents, systems or plant, and should such introduction, discussion, negotiation, conversation or written communication result in said person, persons, company or corporation entering into an Agreement with EURECTEC for the licensing of said patents, processes or the construction of a plant, whether within or without the Territory covered by this Agreement, said person, persons, company or corporation shall be deemed to be a sub-licensee of LICENSEE under this Agreement and shall be governed by all the conditions contained in this Agreement, unless such plant is to be built in another Licensee's assigned territory in which case a "finder's fee" shall be negotiated with the other Licensee.



10.6 No Other Relationship. Nothing herein contained shall be deemed to create a joint venture, agency or partnership relationship between the parties hereto. Neither party shall have any power to enter into any contracts or commitments in the name of, or on behalf of, the other party, or bind the other party in any respect whatsoever.

10.7 Notices. Each notice required or permitted to be sent under this Agreement shall be given by Fax transmission or by registered or recorded delivery letter to EURECTEC and to LICENSEE at the addresses and FAX numbers supplied. Either party may change its address and/or fax number for purposes of this Agreement by giving the other party written notice of its new address and/or Fax number. Any such notice if given or made by registered or recorded delivery letter shall be deemed to have been received on the earlier of the date actually received and the date ten (10) Business Days after the same was posted (and in proving such it shall be sufficient to prove that the envelope containing the same was properly addressed and posted as aforesaid) and if given or made by telecopy transmission shall be deemed to have been received at the time of despatch, unless such date of deemed receipt is not a Business Day, in which case the date of deemed receipt shall be the next succeeding Business Day.

10.8 Entire Understanding. This Agreement embodies the entire understanding between the parties relating to the subject matter hereof, whether written or oral, and there are no prior representations, warranties or agreements between the parties not contained in this Agreement.

10.9 Invalidity. If any provision of this Agreement is declared invalid or unenforceable by a court having competent jurisdiction, it is mutually agreed that this Agreement shall endure except for the part declared invalid or unenforceable by order of such court. The parties shall consult and use their best efforts to agree upon a valid and enforceable provision which shall be a reasonable substitute for such invalid or unenforceable provision in light of the intent of this Agreement.

10.10 Amendments. Any amendment or modification of any provision of this Agreement must be in writing, dated and signed by both parties hereto.

10.11 Fees Payable. "Licensing Fee" is payable upon signing this Agreement by the LICENSEE, other fees are payable as described in Exhibits A & B and in para 4.3 of this Agreement.


10.12 Responsibility for Taxes.

     (a) Taxes in the territory now or hereafter imposed with respect to the transactions contemplated hereunder (with the exception of income taxes or other taxes imposed upon EURECTEC and measured by the gross or net income of EURECTEC) shall be the responsibility of LICENSEE, and if paid or required to be paid by EURECTEC, the amount thereof shall be added to and become a part of the amounts payable by LICENSEE hereunder.


     (b) Taxes outside the Territory now or hereafter imposed with respect to the transactions contemplated hereunder (with the exception of income taxes or other taxes imposed upon LICENSEE and measured by the gross or net income of LICENSEE) shall be the responsibility of EURECTEC, and if paid or required to be paid by LICENSEE, the amount thereof shall be deducted from the amounts payable by LICENSEE hereunder.

     (c) All taxes that become due and payable in the territory, from royalty payments earned by Eurectec, Inc., from the Licensee and payable to Eurectec, Inc., by the Licensee, under the terms of this Agreement, shall be paid by the Licensee on behalf of Eurectec, Inc., and the net proceeds will be passed to Eurectec, Inc., under the terms of this Agreement accordingly.

10.13 Survival of Contents. Notwithstanding anything else in this Agreement to the contrary, the parties agree that Paragraphs 2.7, 3.1(b) and (c), 3.2(b) and (c), 5.2, 8.4, 8.5, 10.1, 10.2, 10.3, 10.5, 10.6, 10.7, 10.8,
10.9, 10.10, 10.12, and 10.13 and Articles IV, VI & VII shall survive the termination or expiration of this Agreement, as the case may be, to the extent required thereby for the full observation and performance by any or all the parties hereto.

10.14 Table of Contents and Headings. Any table of contents accompanying this Agreement and any headings contained herein are for directory purposes only, do not constitute a part of this Agreement, and shall not be employed in interpreting this Agreement.

10.15 Counterparts. This Agreement may be executed in any number of counterparts and each such counterpart shall be deemed to be an original.

10.16 Feasibility. The Licensee acknowledges that EURECTEC makes no promises, claims or projections concerning the feasibility, number or viability of tire recycling plant(s) in the Territory, nor of the availability of raw materials or markets, and that it is the responsibility of the Licensee to establish to his own satisfaction that such a plant or plants are feasible.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement.



Signed this date :  May 20, 1996


by
EURECTEC, INC.                          ATLANTA RUBBER RECYCLING, INC.
Licensor.                               As Licensee.

Signed: By /s/ Ehrenfried Liebich       Signed: By /s/ Giuliano Gasparotto
          _____________________                   _______________________
Name:     Ehrenfried Liebich            Name:     Giuliano Gasparotto
Title:    President                               Title: Company Secretary

Witness: Caralen Lutanio                Witness: Caralen Lutanio
          (Print Name )                           (Print Name)

Signed: By /s/ Caralen Lutanio          Signed: By /s/ Caralen Lutanio

                             EURECTEC, Inc.

                               EXHIBIT "A"

        Appendix to the License Agreement between Eurectec, Inc.

                                   and

                     Atlanta Rubber Recycling, Inc.

                          for the Territory of

                                Florida

Price List of Fees, Disbursements and Miscellaneous Costs

The following Costs and other considerations constitute part of the above described License Agreement and shall be binding upon the parties to the Agreement.

Item One: Licensing Fee:      In consideration of which, Eurectec grants
                              the exclusive right to build, construct,
operate
                              and/or sub-license the construction, building or operation of such Tire Recycling Plants as are the subject of this Agreement, within the boundaries of the Territory stated in the
Agreement.

                              $ 700,000 U.S. dollars

     less 5% cash deposit     $ 035,000 U.S. dollars

     Balance Due:             $ 665,000 U.S. dollars*

NOTE : Fee payable upon the signing of this Agreement. The foregoing fee is a one time only fee payable for the rights to the described Territory. No such fee is payable to Eurectec by or for sub-Licensees of the Licensee. California Sales Tax is not applicable to this amount.

* To be pledged to Eurectec, Inc., via a Corporate Promissory Note - to be signed by all the ARR shareholders.

Signed : By /s/ Ehrenfried Liebich (Eurectec).
Signed : By /s/ Giuliano Gasparotto (Licensee).
Date of Agreement :      May 20, 1996
                             EURECTEC, Inc.

                               EXHIBIT "B"

                 Appendix to License Agreement between
           Eurectec, Inc., and Atlanta Rubber Recycling, Inc.

Equipment Price List

Part One - C3000 granulator plus additional processing equipment :
1.0  C3000 granulator                        $    478,000.00
1.1  Hopper plus conveyor assembly                050,000.00
2.0  Bead puller                                  020,000.00
3.0  Slitter ES2                                  026,250.00
4.0  Slitter ES3 (cross-cut)                      026,250.00
5.0  Baling machine (C3000 reclaimed steel)       007,500.00
6.0  Smasher 70 shredder                          063,000.00
7.0  Shipping and installation                    050,000.00

     Shredding & granulating equipment       $    721,000.00

Part Two - Product manufacturing equipment :

1.0  PressMaster Duo ( 200 )                 $    354,545.00
2.0  MixMaster ( 2 )                              345,454.00
6.0  Spare molds     a) shallow                   009,091.00
                     b) deep                      036,364.00
7.0  Installation charges                         090,909.00
8.0  Shipping charges                             045,454.00

     Product manufacturing equipment         $    881,817.00

TOTAL EQUIPMENT COSTS                        $  1,602,817.00

1.0  Exclusive License Fee-State of Florida: $    700,000.00

     TOTAL PROJECT COST                      $  2,302,817.00

(a)  Excludes Florida Sales Tax or other Taxes, where applicable.
(a) Terms : To be funded via an acceptable Letter of Credit, confirmed via a US or Canadian Bank with agreed draw down terms to a) pay for the C3000 equipment held in inventory, b) the product manufacturing equipment, c) the start-up expenses.
(a) This License to be read in conjunction with the Sales Agreement to be signed by both parties.

Initial : EL                                 Initial : GG

                             EURECTEC, Inc.

                               EXHIBIT "C"

        Appendix to the License Agreement between Eurectec, Inc.

                                  and

                     Atlanta Rubber Recycling, Inc.

                         for the Territory of :

                                 Florida

LIST & SAMPLES OF TRADEMARKS & LOGOS


The following items constitute part of the above described License
Agreement and shall be
binding upon the parties to the Agreement.


SEE ATTACHED EXAMPLES






Signed : ________________________ (Eurectec)


Signed : ________________________ (Licensee)



Date of Agreement :  May 20, 1996


                             EURECTEC, Inc.

                               EXHIBIT "D"

           Appendix to the License Agreement between Eurectec

                                   and

                     Atlanta Rubber Recycling, Inc.

                          for the Territory of

                                 Florida

LIST OF WARRANTIES attached.

The following Warranties constitute part of the above described License
Agreement and shall be binding upon the parties to the Agreement.

a) All CISAP products are guaranteed for twelve (12) months commencing at commissioning date. The guarantee includes the replacement of all parts that are defective or mismanufactured, and covers defects in the machinery operation resulting from such defective parts and/or manufacturing defects.

The guarantee does not include consumable items such as blades, seals, or bearings.

Technical support in the form of personnel from CISAP will be supplied as per paras 3.1 a, b & C., of the Agreement.

b) CISAP guarantees the nominal production capacity of granulators within +/- 10 %. Data is based on the crumbling and granulating of radial, steel belted, truck casings resulting in granules measuring between 0.5 mm and
4.0 mm.

Signed : By /s/ Ehrenfried Liebich (Eurectec)

Signed : By /s/ Giuliano Gasparotto (Licensee)

Date of Agreement : May 20, 1996
                                   E-23
